SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 30, 2005

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-16587	55-0672148
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

 300 North Main Street
 Moorefield, West Virginia 26836
(Address of Principal Executive Offices)

(304) 530-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

ITEM 1.01. Entry Into A Material Definitive Agreement

A. Deferred Compensation Plans

On December 30, 2005, Summit Financial Group, Inc. and its subsidiaries, Summit Community Bank, Inc. and Shenandoah Valley National Bank, amended certain Directors’ Deferral Plans (the “Plans”). The purpose of the amendments is to conform the Plans to administrative guidance and regulations recently issued by the Internal Revenue Service under Section 409A of the Internal Revenue Code (“Code”). These Plans were amended to provide for (i) a requirement that all elections under the Plans for a particular calendar year are made before the end of the previous calendar year, (ii) a requirement that newly eligible directors make an election under the Plans no later than thirty (30) days after initial eligibility, and (iii) an amendment permitting use of a transition rule under Code section 409A guidance issued by the Internal Revenue Service clarifying that elections for services performed and fees received in 2005 following the date of an election and before December 31, 2005, were permitted no later than March 15, 2005.

B. Employment Agreements

On January 3, 2006, Summit Financial Group, Inc. (“Summit”) entered into Employment Agreements (referred to herein as either the “Employment Agreement” or the “Employment Agreements”) with three of its executive officers, Patrick N. Frye, Scott C. Jennings and Robert S. Tissue (referred to herein as either the “Executive Officer” or the “Executive Officers”). Mr. Frye is the Chief Credit Officer of Summit; Mr. Jennings is the Chief Operating Officer of Summit; and Mr. Tissue is the Chief Financial Officer of Summit. Mr. Frye’s Employment Agreement supersedes his Employment Agreement dated as of April 1, 1999, as amended. The Employment Agreements are substantially identical in all material respects.

The term of each Employee Agreement is three years, commencing on January 3, 2006, and ending on January 3, 2009. Under the terms of the Employment Agreement, the term shall automatically extend for unlimited additional one (1) year renewals, unless terminated by one of the parties as provided in the Employment Agreement.

Under each Employment Agreement, the Executive Officers will receive a base salary of not less than $150,000 (the “Base Salary”). The Executive Officer is also entitled to receive incentive pay in accordance with bonus plans adopted by Summit’s Board of Directors, fringe benefits, club and organization memberships and dues, and reimbursement for business expenses.

                The Employment Agreements may be terminated based on one of the following

•	Termination for Good Cause (as defined by the Employment Agreement)
•	Termination Not for Good Cause (as defined by the Employment Agreement)
•	Termination upon a Change of Control (as defined by the Employment Agreement)

The Executive Officer is required to perform all of the duties and responsibilities that may be assigned to him from time to time by the Chief Executive Officer and/or the Board of Directors of Summit. Any material changes to the Executive Officer’s duties or obligations must have been determined by the Board of Directors and/or the Chief Executive Officer, in their reasonable discretion, to be commensurate with duties and obligations that might be assigned to other similarly-situated executive officers of the Summit. No later than five (5) days after Summit materially changes the Executive Officer’s duties or obligations, the Executive Officer must give Summit written notice if he believes a breach of this provision has occurred, and Summit has a reasonable opportunity to cure the cause of the possible breach. Failure by the Executive Officer to give the required notice constitutes a waiver of his rights to claim a breach of this provision arising from the specific duties or obligations then at issue. If it is determined through arbitration that Summit breached this provision, then any damages received by the Executive Officer are limited to the amount the Executive Officer would be entitled to had he been terminated not for Good Cause (as defined in the Employment Agreement).

The Executive Officers are entitled to certain termination payments under the Employment Agreements. If the Executive Officer is terminated not for Good Cause (as defined by the Employment Agreement), the Executive Officer is entitled to a payment from Summit equal to the base salary compensation set forth in the Employment Agreement for the remaining term of the Employment Agreement or severance pay equal to 100% of his then current annual base salary, whichever is greater.

If the Executive Officer’s employment is terminated upon a Change in Control, then the Executive Officer would be entitled to compensation under certain circumstances. If the Executive Officer terminates for Good Reason (as defined in the Employment Agreement) or are terminated under circumstances constituting Wrongful Termination (as defined in the Employment Agreement), then the terminated Executive Officer would be entitled to a payment equal to his Salary (as defined in the Employment Agreement) multiplied by the number of months between the effective date of termination and the date that is twenty four (24) months after the date of consummation of Change of Control, provided in no event shall the Executive Officer receive a lump sum payment that is less than 100% of his Salary.

Under the Change in Control provisions, the Executive Officers have the option to terminate within six months of a Change of Control in the Employment Agreement. In this case, the Executive Officer would be entitled to a lump sum payment equal to seventy-five percent (75%) of his Salary in effect immediately prior to the date of consummation of the Change of Control (as defined in the Employment Agreement).

Under the Employment Agreement, the Executive Officer is subject to noncompetition and nonsolicitation clauses. For a period of three (3) years after the Executive Officer’s employment with Summit is terminated for any reason, the Executive Officer shall not: (i) within a seventy-five (75) mile radius of Summit and/or its affiliates directly or indirectly engage in any business or activity of any nature whatsoever that is competitive with the business of Summit or its affiliates, or (ii) sell or solicit the sale of, any services or products related thereto, directly or indirectly, to any of Summit’s or its affiliates’ customers or clients within the State of West Virginia, the Commonwealth of Virginia or any other states in which Summit and/or its affiliates conduct such business or sell services in the future. Notwithstanding the foregoing, this noncompetition covenant shall not apply to the business and activities conducted by Summit Mortgage, a division of Shenandoah Valley National Bank, unless such business and activities are conducted in the State of West Virginia, Virginia or any other state in which other affiliates of Summit also engage in any business or activity or sell or solicit services in the future.

A copy of the Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Employment Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Employment Agreement.

ITEM 9.01. Financial Statements and Exhibits

(c) The following exhibit is being filed herewith:

10.1	Form of Employment Agreement between Summit Financial Group, Inc. and Messrs. Frye, Jennings and Tissue, respectively.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            SUMMIT FINANCIAL GROUP, INC.

Date: January 6, 2006                                        By: /s/ Julie R. Cook
                          Julie R. Cook
                          Vice President &
                          Chief Accounting Officer